CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Action Products International, Inc. on Form S-8 and in the related prospectus of our report dated January 23, 1997, except for Note 7 as to which the date is March 10, 1997, with respect to the financial statements of Action Products International, Inc. included in this Annual Report on Form 10-KSB for the years ended December 31, 1996.


        /s/ Lovelace Roby & Company, P. A.
        LOVELACE, ROBY & COMPANY, P. A.
        Certified Public Accountants


Orlando, Florida
March 31, 1997